UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Altera Corporation (the “Company”) held its Annual Meeting on May 11, 2015, at 2:30 p.m. local time. All of the Company’s nominees for director were re-elected, Proposals 2, 3, 4 and 5 were approved by the Company’s stockholders with the requisite vote, and Proposal 6 was not approved by the Company’s stockholders. The following matters were acted upon at the meeting:

1	Election of directors to serve until the next annual meeting of stockholders:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John P. Daane	240,287,586	14,928,570	1,091,613	15,772,956
T. Michael Nevens	216,614,179	38,290,699	1,402,891	15,772,956
A. Blaine Bowman	244,872,055	11,086,462	349,252	15,772,956
Elisha W. Finney	244,926,751	11,031,110	349,908	15,772,956
Kevin McGarity	243,176,222	12,793,312	338,235	15,772,956
Krish A. Prabhu	243,631,383	12,326,144	350,242	15,772,956
Shane V. Robison	243,654,499	12,302,839	350,431	15,772,956
John Shoemaker	243,640,198	12,329,960	337,611	15,772,956
Thomas H. Waechter	241,210,012	14,748,631	349,126	15,772,956

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2 Approval of an amendment to the 2005 Equity Incentive Plan to increase by 3,000,000 the number of shares of common stock reserved for issuance under the plan.	231,049,309	24,941,372	317,088	15,772,956
3 Approval of an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.	251,041,141	4,166,313	1,100,315	15,772,956
4 Approval, on an advisory basis, of named executive officer compensation.	176,043,985	76,842,547	3,421,237	15,772,956
5 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	270,770,940	888,798	420,987	—
6 A stockholder proposal regarding an independent chair of the board.	121,692,513	134,323,997	291,259	15,772,956

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Senior Vice President, General Counsel, and Secretary

Dated: May 12, 2015